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                                                                    Exhibit 10.6

Dear Sir,

                              Re: Indemnification
                                  ---------------

This letter is being issued to you pursuant to the resolutions adopted by the Board of Directors of Accord Networks Ltd. (the "Company") on October 13, 1999, and to you by the shareholders of the Company on December 15, 1999.

1.  The Company hereby undertakes to indemnify you in respect of:

    1.1 All amounts which you may be obligated to pay to any other person pursuant to any judgment including any judgment by way of compromise or any judgment of an arbitrator certified by the court within the framework of any legal proceedings taken against you, if any, due to any act or omission ("action") taken or made by you in your capacity as an Office Holder of the Company.

    1.2 All reasonable legal expenses, including attorney's fees, which you may pay or be obligated to pay by the court in relation to the opposing by you of any legal proceedings as aforesaid, which are instituted against you by the Company or in its name or by any other person, or in any criminal proceedings in which you are acquitted, or in any criminal proceedings regarding a crime which does not require mens rea (criminal intent) in which you are convicted, all in respect of actions taken by you in your capacity as an Office Holder of the Company.

     The above indemnification will also apply to any action taken by you in your capacity as an Office Holder of any other company controlled, directly or indirectly, by the Company (a "Subsidiary").

2. The Company will not indemnify you for any amount you may be obligated to pay in respect of:

    2.1 A breach of your fiduciary duty to the Company, unless committed in good faith and with reasonable grounds to believe that such action would not harm the Company.

    2.2 A breach of your duty of care to the Company committed intentionally or out of indifference to the circumstances or results of such a breach.

    2.3  An action taken with the intent of unlawfully realizing personal gain.

    2.4  A fine or  penalty imposed upon you.

    2.5 A counterclaim made by the Company or in its name in connection with a claim against the Company filed by you.

3. The Company will make available all amounts needed in accordance with paragraph 1 above on the date on which such amounts are first payable by you
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    ("Time of Indebtedness"), and with respect to items referred to in paragraph
    1.2 above, even prior to a court decision. Advances given to cover legal expenses in criminal proceedings will be repaid by you to the Company if you are found guilty (other than with respect to criminal proceedings regarding a crime which does not require criminal intent). Other advances will be repaid by you to the Company if it is determined that you are not lawfully entitled to such indemnification.

    As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

4. The Company will indemnify you even if at the relevant Time of Indebtedness you are no longer an Office Holder of the Company, provided that the obligations are in respect of actions taken by you while you were an Office Holder and in your capacity as an Office Holder of the Company, including if taken prior to the above resolutions.

5.  The indemnification will be limited to the expenses mentioned in paragraph
    1.2 (pursuant and subject to paragraph 3 and insofar as indemnification with respect thereto is not restricted by law or by the provisions of paragraph 2 above) and to the matters mentioned in paragraph 1.1 above insofar as they result from your actions in the following matters or in connection therewith:

     5.1 The offering of securities by the Company and/or by a shareholder to the public and/or to private investors pursuant to a prospectus, agreements, notices, reports, tenders and/or other proceedings, including in connection with the prospectus the Company intends to publish in regard to a public offering of its securities.

     5.2 Occurrences resulting from the Company's status as a public company, and/or from the fact that the Company's securities were offered to the public and/or are traded on a stock exchange, whether in Israel or abroad.

     5.3 Occurrences in connection with investments the Company and/or Subsidiaries make in other corporations whether before and/or after the investment is made, entering into the transaction, the execution, development and monitoring thereof, including actions taken by you in the name of the Company and/or a Subsidiary as an Office Holder of the corporation the subject of the transaction and the like.

     5.4 The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company and/or a Subsidiary.

     5.5 Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities or assets, and the division or consolidation thereof.

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     5.6  Actions taken in connection with labor relations and/or employment matters in the Company and/or in Subsidiaries and trade relations of the Company and/or Subsidiaries, including with employees, independent contractors, customers, suppliers and various service providers.

     5.7 Actions in connection with the testing of products developed by the Company and/or by Subsidiaries and the distribution, sale and use of such products.

     5.8 Actions taken in connection with the registration of patents (or other protection of intellectual property) with respect to inventions by the Company and/or its products.

     5.9 Actions taken pursuant to or in accordance with the policies and procedures of the Company and/or its Subsidiaries, whether such policies and procedures are published or not.


6. The total amount of Indemnification that the Company undertakes towards all persons whom it has been resolved to indemnify pursuant to the above resolutions, jointly and in the aggregate, shall not exceed the greater of:

     (a) Half the shareholders equity of the Company, as stated in the Company's audited or reviewed financial statements last prepared prior to the Time of Indebtedness; or

     (b) An amount equal to 50 Million US Dollars, according to the representative rate of exchange, or any other official rate of exchange that may replace it, at the Time of Indebtedness; or

     (c) The amount adjudicated against you jointly and severally with others - the amount adjudicated against you subject to the limitations in paragraphs 6(a) and 6(b) above (the greater of the two) plus the amount adjudicated against others if their portion is not collected for any reason.

7. The Company will not indemnify you for any liability with respect to which you have received payment by virtue of an insurance policy or another indemnification agreement other than for amounts which are in excess of the amounts actually paid to you pursuant to any such insurance policy or other indemnity agreement (including deductible amounts not covered by insurance policies), within the limits set forth in paragraph 6 above.

8. Subject to the provisions of paragraphs 6 and 7 above, the indemnification will, in each case, cover all sums of money (100%) that you will be obligated to pay, in those circumstances for which indemnification is permitted under the law.

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9.  The Company will be entitled to any amount collected from a third party in connection with liabilities indemnified hereunder.

10. In all indemnifiable circumstances indemnification will be subject to the following:

    10.1 You shall notify the Company of any legal proceedings initiated against you and of all possible or threatened legal proceedings within seven (7) days from the day that you are first aware thereof, and that you transfer to the Company, or to such person as it shall advise you, without delay all documents you receive in connection with these proceedings.

          Similarly, you must advise the Company on an ongoing and current basis concerning all events which you suspect may give rise to the initiation of legaproceedings against you.

    10.2 Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company shall be entitled to undertake the conduct of your defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to you.

          The Company and/or the attorney as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as it shall see fit, including by way of compromise. At the request of the Company, you shall execute all documents required to enable the Company and/or its attorney as aforesaid to conduct your defense in your name, and to represent you in all matters connected therewith, in accordance with the aforesaid.

          For the avoidance of doubt, in the case of criminal proceedings the Company and/or the attorneys as aforesaid will not have the right to plead guilty in your name or to agree to a plea-bargain in your name without your consent. Furthermore, in a civil proceeding (whether before a court or as a part of a compromise arrangement), the Company and/or its attorneys will not have the right to admit to any occurrences that are not indemnifiable pursuant to this Letter of Indemnification and/or pursuant to law, without your consent. However, the aforesaid will not prevent the Company and/or its attorneys as aforesaid, with the approval of the Company, to come to a financial arrangement with a plaintiff in a civil proceeding without your consent so long as such arrangement will not be an admittance of an occurrence not indemnifiable pursuant to this Letter of Indemnification and/or pursuant to law.

    10.3 You will cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required of you within the context of their conduct of such legal proceedings, provided that the Company

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          shall cover all costs incidental thereto such that you will not be required to pay the same or to finance the same yourself.

    10.4 If, in accordance to paragraph 10.2, the Company has taken upon itself the conduct of your defense, the Company will have no liability or obligation pursuant to this Letter of Indemnification or the above resolutions to indemnify you for any legal expenses, including any legal fees, that you may expend in connection with your defense.

    10.5 The Company will have no liability or obligation pursuant to this Letter of Indemnification or the above resolutions to indemnify you for any amount expended by you pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid if the Company's consent to such compromise or settlement was not given in advance.

    10.6 That, if required by law, the Company's authorized organs will consider the request for indemnification and the amount thereof and will determine if you are entitled to indemnification and the amount thereof.

11. If for the validation of any of the undertakings in this Letter of Indemnification any act, resolution, approval or other procedure is required the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

12. For the avoidance of doubt, it is hereby clarified that nothing contained in this Letter of Indemnification or in the above resolutions derogate from the Company's right to indemnify you post factum for any amounts which you may be obligated to pay as set forth in paragraph 1 above without the limitations set forth in paragraphs 5 and 6 above.

13. If any undertaking included in this Letter of Undertaking is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other undertakings which will remain in full force and effect. Furthermore, if such invalid or unenforceable undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such undertakings will be deemed to have been modified or amended, and any competent court or arbitrator are hereby authorized to modify or amend such undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

14. This Letter of Indemnification cancels any preceding Letter of Indemnification that may have been issued to you.


                               Sincerely,



                               Accord Networks Ltd.

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